UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2021 (August 24, 2021)

Assisted 4 Living, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-226979	82-1884480
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5115 East SR 64 Bradenton, Florida	34208
(Address of Principal Executive Office)	(Zip Code)

(855) 668-3331

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

Between August 24 - 27, 2021, Assisted 4 Living, Inc. (the “Company,” “our”) consummated the sale of an aggregate of 3,125,000 shares of its common stock to 37 investors at a price of $1.00 per share for an aggregate purchase price of $3,125,000. The offers, sales and issuances of shares were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of shares in each of these transactions acquired the shares for investment only and not with a view to or for sale in connection with any distribution thereof and represented to the Company that they could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the shares issued in these transactions. Each of the recipients of shares in these transactions represented to the Company in connection with their purchase that they were an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 26, 2021, a majority of the Company’s stockholders approved, by written consent without a meeting, the Company’s 2021 Incentive Award Plan (“Award Plan”). The Award Plan was approved by the Company’s board of directors on August 19, 2021, and recommended to the stockholders for their approval.

The principal purpose of the Award Plan is to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. The material terms of the Award Plan are summarized below.

Share Reserve. Under the Award Plan, 4,500,000 shares of our common stock will be initially reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance bonus awards, performance stock unit awards, dividend equivalents or other stock or cash based awards.

Administration. The compensation committee of our board of directors is expected to administer the Award Plan unless our board of directors assumes authority for administration. The board of directors may delegate its powers to a committee, which, to the extent required to comply with Rule 16b-3, is intended to be comprised of “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Award Plan provides that the board of directors or leadership development, belonging and compensation committee may delegate its authority to grant awards other than to individuals subject to Section 16 of the Exchange Act or officers or directors to whom authority to grant awards has been delegated. Subject to the terms and conditions of the Award Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Award Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the Award Plan. Our board of directors may at any time remove the leadership development, belonging and compensation committee as the administrator and revest in itself the authority to administer the Award Plan.

Eligibility. Awards under the Award Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our subsidiaries. Such awards also may be granted to our directors. However, only employees of our company or certain of our subsidiaries may be granted incentive stock options, or ISOs.

Awards. The Award Plan provides that the administrator may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock unit awards, performance bonus awards, performance stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award. Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals. The Award Plan also provides that unless otherwise provided by administrator or otherwise directed by the holder of an option or stock appreciation right, each vested and exercisable option and stock appreciation right outstanding on the automatic exercise date with an exercise price per share that is less than the fair market value per share as of such date will automatically be exercised on such date.

Adjustments of Awards. The administrator has broad discretion to take action under the Award Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” the administrator will make equitable adjustments to the Award Plan and outstanding awards.

Change in Control. In the event of a change in control, unless the administrator elects to terminate an award in exchange for cash, rights or other property, or cause an award to accelerate in full prior to the change in control, such award will continue in effect or be assumed or substituted by the acquirer, provided that any performance-based portion of the award will be subject to the terms and conditions of the applicable award agreement. In the event the acquirer refuses to assume or replace awards granted, prior to the consummation of such transaction, awards issued under the Award Plan (other than any portion subject to performance-based vesting) will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. The administrator may also make appropriate adjustments to awards under the Award Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions.

Amendment and Termination. The administrator may terminate, amend or modify the Award Plan at any time and from time to time. However, we must generally obtain shareholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule), and generally no amendment may materially and adversely affect any outstanding award without the affected participant’s consent. Notwithstanding the foregoing, an option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date and options may be granted in exchange for, or in connection with, the cancellation or surrender of options having a higher per share exercise price without receiving additional shareholder approval.

No incentive stock options may be granted pursuant to the Award Plan after the tenth anniversary of the effective date of the Award Plan. Any award that is outstanding on the termination date of the Award Plan will remain in force according to the terms of the Award Plan and the applicable award agreement.

The foregoing summary of the Award Plan is qualified in its entirety by reference to the full text of the 2021 Incentive Award Plan and the Form of Stock Option Grant Notice and Stock Option Agreement under the 2021 Incentive Award Plan, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. You are urged to read said exhibits attached hereto in their entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	2021 Incentive Award Plan

10.2	Form of Stock Option Grant Notice and Stock Option Agreement under the 2021 Incentive Award Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 30, 2021	ASSISTED 4 LIVING, INC.

	By:	/s/ Janet Huffman
Janet Huffman, CFO